CERTIFICATE OF TRUST

                                       OF

                               THE MERGER FUND VL


          This Certificate of Trust of The Merger Fund VL (the "Trust"), dated as of this 22nd day of November, 2002, is being duly executed and filed, in order to form a statutory trust pursuant to the Delaware Statutory Trust Act (the "Act"), Del. Code Ann.tit. 12, Sections 3801-3819.

          1. NAME. The name of the statutory trust formed hereby is "The Merger Fund VL."

          2. REGISTERED OFFICE AND REGISTERED AGENT. The Trust will become, prior to the issuance of shares of beneficial interest, a registered investment company under the Investment Company Act of 1940, as amended. Therefore, in accordance with section 3807(b) of the Act, the Trust has and shall maintain in the State of Delaware a registered office and a registered agent for service of process.

                    (a) REGISTERED OFFICE. The registered office of the Trust in
               Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

                    (b) REGISTERED  AGENT.  The registered  agent for service of process on the Trust in Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

          3. LIMITATION OF LIABILITY. Pursuant to section 3804(a) of the Act, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust, established pursuant to the terms of the Agreement and Declaration of Trust, shall be enforceable against the assets of such series only and not against the assets of the Trust generally.

          IN WITNESS WHEREOF, the Trustee named below does hereby execute this Certificate of Trust as of the date first-above written.




                                                  /s/ Frederick W. Green
                                                  ---------------------------
                                                  Frederick W. Green, Trustee